                                                                   EXHIBIT 99.1
                                                                              1

                              AMENDMENT - 1993-1
                                     TO THE
                    NEVADA POWER COMPANY 401(k) SAVINGS PLAN



This Amendment is made and entered into by Nevada Power Company (the "Company") to be effective January 1, 1993 unless otherwise noted.
                ---------------

Section 1.10(c) shall be amended by inserting the following:

Notwithstanding the foregoing, in determining Compensation of a Participant for purposes of this limitation, the rules of Code Section 414(q)(6) shall apply, except that in applying such rules, the term "Family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted two hundred thousand dollars ($200,000) limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation. Notwithstanding the foregoing, Compensation earned but not paid in a Plan Year may include amounts earned but not paid in a Plan Year. Because of the timing of pay periods and pay days, if such amounts are paid during the first few weeks of the next following Plan Year, and the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees and no Compensation is included in more than one Limitation Year.

Section 1 shall be amended to include the following:

1.185  "Family  Member" shall  mean  an  individual  described in Code  Section
        --------------
414(q) (6)(B), except that in determining whether Compensation paid to Family Members exceeds two hundred thousand dollars ($200,000), as indexed under Code
Section 401(a)(17), the term "Family Member" shall include only the Spouse of the Eligible Employee and any lineal descendants who have not attained age 19 before the close of the Plan Year.

1.195  "Leased Employee" shall mean any person who renders personal services to
        ---------------
an Affiliated Employer and who is described in Code Section 414(n)(2) by reason of providing such services, other than a person described in Code Section 414(n)(5).


Section 3 shall be amended to include the following:

3.6    Aggregation  of  Plans.  In  the  event this Plan is aggregated with any
       ----------------------
other plan maintained by an Affiliated Employer and treated as a single plan for purposes of Code Sections 401(a)(4) and 410(b) (other than Code Section 410(b)(2)(A)(ii)), all Pretax Contributions and Post-tax Contributions made under the two plans shall be treated as made under a single plan, and if two or more of such plans are permissively aggregated for purposes of Code Sections 401(k) and 401(m), such plans shall be treated as a single plan for purposes of satisfying Code Sections 401(a)(4) and 410(b).

Disaggregation of Plan.  Notwithstanding anything contained in the Plan to  the
- ----------------------
contrary, in the event the mandatory disaggregation rules of Reg. Section 1.401(k)-1(g)(11)(iii) and/or 1.401(m)-1(b)(3)(ii) require that this Plan be treated as two (2) or more separate plans, the provisions of the Plan shall be applied separately with respect to each deemed separate plan, as necessary and appropriate.

In the case of a deemed separate plan that covers eligible Employees employed within a classifications with respect to which retirement benefits have been the subject of collective bargaining, the provisions of Article III shall apply to such deemed separate plan effective for Plan Years beginning on or after January 1, 1993 and the provisions of Article III shall be deemed satisfied by such deemed separate plan.

Section 4.2 shall be amended to read as follows:

4.2   Investment  Funds.  The  agreement  entered into between the Employer and
      -----------------
      the Funding Agent to invest and retain the assets of the Plan shall provide at least four (4) investment fund options in which Participants can invest their Contributions. Those funds may include:

      (a)  A  Fixed  Income  Fund- a fund  consisting  primarily of one or more
           ----------------------
           fixed income investments.

      (b)  An  Equity  Income  Fund- a fund primarily  invested  in  securities
           ------------------------
           and/or other property that can be reasonably expected to result in capital appreciation.

      (c)  An  Equity  Growth  Fund- a fund  primarily  invested in high growth
           ------------------
           securities and/ or property, but such growth is not without risk.

      (d)  A  Balanced  Fund- a  fund primarily invested in a blend  of  common
           -----------------
           stocks and fixed income securities that can reasonably be expected to provide a high level of current income consistent with the preservation of capital and high degrees of liquidity.

      (e)  A  Company  Common  Stock  Fund- a fund consisting solely of company
           -------------------------------
           common stock.

      (f)  A Money Market Fund- a fund  consisting of money market certificates
           -------------------
           invested with banks, savings and loan associations and/or financial institutions.

      Pending investment and disbursement, the Fund may be invested in investments of a short term nature.


Section 5.4(a)(iii) shall be amended to read as follows:

      (iii) Payment of tuition for the twelve (12) months of post-secondary education for the Participant, spouse, children, or dependents.

Section 5.5 shall be amended to include the following:

5.5 Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. This provision applies to distributions made on or after January 1, 1993. For purposes of this Section the following terms shall apply.


     (1)  Eligible rollover distribution:  An eligible rollover distribution is
          ------------------------------
          any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401 (a)(9); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     (2)  Eligible  retirement  plan:   An  eligible   retirement  plan  is  an
          --------------------------
          individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (3)  Distributee:  A distributee includes an employee or former  employee.
          -----------
          In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse

     (4)  Direct rollover:  A direct  rollover is a payment by the plan  to the
          ---------------
          eligible retirement plan specified by the distributee.


Section 7.2(c) shall be deleted in its entirety and read as follows:

Minimum Required Distributions.  Notwithstanding any provision in the  Plan  to
- ------------------------------
be contrary, all distributions under the Plan shall be made in accordance with the requirements of Code Section 401(a)(9) and the regulations thereunder, including the incidental death benefit requirement of IRS Proposed Regulations
Section 1.041(a)(9)-2. The provisions in this Section override any distribution options under the Plan if inconsistent with the requirements of Code Section 401(a)(9).

1.   Pre-Death Distribution.  Distributions to a participant shall commence  no
     ----------------------
     later than the April 1 of the calendar year following the calendar year in which a Participant attains age seventy-and-one-half (70 1/2); however, if a Participant attained age 70 1/2 before January 1, 1988, distributions to such Participant shall commence no later than the April 1 following the calendar year in which such Participant retires. Distributions shall be made in one of the forms designated by the Employer. In no event shall distributions be made for a period greater than the life expectancy of the Participant or joint life expectancy of the Participant and his Spouse determined as of the April 1 of the calendar year in which the Participant attains age 70 1/2 or retires, as the case may be.

2.   Post-Death Distributions.  In the event  of the death of  the Participant,
     ------------------------
     any payments due following the death of the Participant shall be made in accordance with Article 7. In the case of a Participant who had begun to receive distributions, distributions shall be made after such Participant's death at least as rapidly as before his death and in no event shall distributions be made later than the end of the calendar year that contains the fifth anniversary of the date of the Participant's death.


Section 7.3 shall be amended to include the following:

Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. This provision applies to distributions made on or after January 1, 1993. For purposes of this Section the following terms shall apply.

(1)   Eligible rollover distribution:  An eligible rollover distribution is any
      ------------------------------
      distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code
      Section 401(a)(9); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(2)   Eligible  retirement  plan:  An eligible retirement plan is an individual
      --------------------------
      retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code
      Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(3)   Distributee:  A distributee includes an employee or  former employee.  In
      -----------
      addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

(4)   Direct rollover:  A  direct  rollover  is  a payment by the plan  to  the
      ---------------
      eligible retirement plan specified by the distributee.



IN  WITNESS  WHEREOF,  the  Company  has  executed  the  foregoing   instrument
constituting the Nevada Power Company 401(k) Savings Plan this           day of
            ,1993.                                            -----------
- ------------

                                      NEVADA POWER COMPANY

                                       CHARLES A. LENZIE
                                       -----------------